Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACT:	Julie Lorigan
Senior Vice President, Investor and Media Relations
(781) 741-7775

Melissa Jaffin/Jessica Liddell — Investor/Media Relations
Berns Communications Group
(212) 994-4660

THE TALBOTS, INC. COMPLETES BPW ACQUISITION

Hingham, MA, and New York, NY, April 7, 2010 - The Talbots, Inc. (NYSE:TLB) and BPW Acquisition Corp. (“BPW”) (AMEX: BPW) today jointly announced the closing of Talbots acquisition of BPW.

In addition to the closing of the BPW acquisition, Talbots also successfully completed its previously announced related transactions which include: (i) the repurchase of approximately 29.9 million shares held by Talbots former majority stockholder, Aeon (U.S.A.), Inc.; (ii) the repayment of all outstanding debt to Aeon totaling approximately $486.5 million plus accrued interest and other costs; and (iii) a new up to $200 million senior secured revolving credit facility arranged by GE Capital Markets and agented by GE Capital, Corporate Retail Finance.

“We are delighted to welcome BPW shareholders and warrantholders, and appreciate their support throughout this process,” said Trudy F. Sullivan, Talbots President and Chief Executive Officer.  “The completion of this merger and related transactions marks an important milestone for Talbots.  With an improved financial foundation and capital structure in place, we believe we are well-positioned for future growth and value-creation for all our stakeholders.”

Gary S. Barancik, Chief Executive Officer of BPW, said, “We are pleased by the outcome of this transaction, and we thank BPW shareholders and warrantholders for their endorsement of this opportunity to participate in a company positioned for long-term profitable growth.”

The exchange ratio for the merger transaction is 0.9853 Talbots shares per each BPW share. As a result approximately 38,633,657 Talbots shares will be issued to BPW shareholders in the merger.

As previously announced, Talbots also completed its offer to exchange BPW warrants for Talbots shares or warrants to acquire Talbots shares.  Based on the preliminary results of the elections and subject to confirmation of the validity of elections made in the exchange offer and final proration calculations, the aggregate exchange offer consideration currently estimated to be paid to participating BPW warrantholders consists of 2,845,199 Talbots shares and 17,242,750 warrants to acquire Talbots shares.  This is based on preliminary elections to receive warrants to acquire Talbots shares in respect of 30,562,093 public BPW warrants, and elections to receive Talbots shares in respect of 1,037,907 public BPW warrants.  Based on the merger exchange ratio of 0.9853 Talbots shares per each BPW share, the newly issued warrants to acquire Talbots shares will have an exercise price of $14.85 per Talbots share. The final results of the elections and proration calculations are expected to be announced on or about Friday, April 9, 2010.

As a result of these transactions, shares of BPW will cease trading on the American Stock Exchange effective prior to the open of trading on Thursday, April 8, 2010.

Net proceeds to Talbots from the BPW merger of approximately $333.1 million, combined with a drawdown of $125 million under the GE senior secured revolving credit facility, were used to pay in full all outstanding indebtedness to Aeon.

At the close of the transactions, Talbots total common shares outstanding are approximately 67.7 million, reflecting the shares of Talbots common stock issued to BPW shareholders and warrantholders and the repurchase of all Aeon’s approximately 29.9 million Talbots shares.

Dewey & LeBoeuf LLP represented the independent Audit Committee of the Talbots Board of Directors. Day Pitney LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP represented Talbots. Wachtell, Lipton, Rosen & Katz and Akin Gump Strauss Hauer & Feld LLP represented BPW.

Barclays Capital and Perella Weinberg Partners LP were financial advisors to the independent Audit Committee of the Talbots Board of Directors.

Computershare has been retained as the Company’s exchange agent. Please contact Computershare directly by calling 1-800-546-5141 or in writing c/o shareholder services, 250 Royall Street, Canton, MA 02021 with questions regarding the exchange of warrants and/or common shares.

About The Talbots, Inc.

The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. At the end of fiscal 2009, the Company operated 580 Talbots brand stores in 46 states, the District of Columbia, and Canada. Talbots brand on-line shopping site is located at www.talbots.com.

About BPW Acquisition Corp.

BPW Acquisition Corp. is a special purpose acquisition company formed in 2008 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses.

Cautionary Statement and Certain Risk Factors to Consider

In addition to the information set forth in this press release, you should carefully consider the risk factors and risks and uncertainties included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as in this press release below.

This press release contains forward-looking information. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “believe,” “anticipate,” “outlook,” “will,” “would,” “should,” “potential,” or similar statements or variations of such terms. All of the information concerning our outlook, future liquidity, future financial performance and results, future credit facilities and availability, future cash flows and cash needs, and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information. Our forward looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our liquidity, internal plan, regular-price and markdown selling, operating cash flows, and credit availability for all forward periods. Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following risks and uncertainties:

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the continuing material impact of the deterioration in the U.S. economic environment on our business, continuing operations, liquidity, financing plans and financial results, including substantial negative impact on consumer discretionary spending and consumer confidence, substantial loss of household wealth and savings, the disruption and significant tightening in the U.S. credit and lending markets, and potential long-term unemployment levels;

•	satisfaction of all borrowing conditions under our credit facilities including accuracy of all representations and warranties, no events of default, and all other borrowing conditions;

•	any lack of sufficiency of available cash flows and other internal cash resources to satisfy all future operating needs and other cash requirements;

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ability to access on satisfactory terms, or at all, adequate financing and sources of liquidity necessary to fund our business and continuing operations and to obtain further increases in our credit facilities as may be needed from time to time;

•	the success and customer acceptance of our new merchandise offerings ;

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risks associated with our appointment of an exclusive global merchandise buying agent, the anticipated benefits and cost savings from this arrangement may not be realized or may take longer to realize than expected and the risk that upon any cessation of the relationship, for any reason, we would be unable to successfully transition to an internal or other external sourcing function;

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ability to continue to purchase merchandise on open account purchase terms at existing or future expected levels and with acceptable payment terms and the risk that suppliers could require earlier or immediate payment or other security due to any payment concerns;

•	risks and uncertainties in connection with any need to source merchandise from alternate vendors;

•	any disruption in our supply of merchandise;

•	ability to successfully execute, fund, and achieve supply chain initiatives, anticipated lower inventory levels, cost reductions, and other initiatives;

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the risk that anticipated benefits from the sale of the J. Jill brand business may not be realized or may take longer to realize than expected, and the risk that estimated or anticipated costs, charges and liabilities to settle and complete the transition and exit from and disposal of the J. Jill brand business, including both retained obligations and contingent risk for assigned obligations, may materially differ from or be materially greater than anticipated;

•	future store closings and success of and necessary funding for closing underperforming stores;

•	ability to reduce spending as needed;

•	ability to achieve our 2010 financial plan for operating results, working capital and cash flows;

•	any negative publicity concerning the specialty retail business in general or our business in particular;

•	ability to accurately estimate and forecast future regular-price and markdown selling, operating cash flows and other future financial results and financial position;

•	risk of impairment of goodwill and other intangible and long-lived assets;

•	the impact of the deterioration in investment return and net asset values in the capital markets and the impact on increased expense and funding for pension and other postretirement obligations; and

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risks and uncertainties associated with the outcome of litigation, claims and proceedings and risk that actual liabilities, assessments and financial or business impact will exceed any estimated, accrued or expected amounts or outcomes.

All of our forward-looking statements are as of the date of this press release only. In each case, actual results may differ materially from such forward-looking information. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this press release or included in our periodic reports filed with the Securities and Exchange Commission could materially and adversely affect our continuing operations and our future financial results, cash flows, prospects, and liquidity. Except as required by law, the Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances affecting such forward-looking statements occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by us following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release.
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